                                                                    EXHIBIT 10.1

                               AGREEMENT FOR THE

                              PURCHASE OF ASSETS

                                      OF

                      HUCON LIMITED, DAVID GRAEBENER, AND

                              STEPHEN M. WILLIAMS

                                      BY

                        AMERICAN TECHNOLOGY CORPORATION

                               TABLE OF CONTENTS
                               -----------------


                                                                         Page
                                                                         ----


ARTICLE 1                 PURCHASE AND SALE OF ASSETS...................   1
  1.1                     Transfer of Assets............................   1
  1.2                     Liabilities...................................   2
  1.3                     Noncompete....................................   2
  1.4                     Purchase Price................................   2
  1.5                     Allocation of Consideration...................   3

ARTICLE 2                 CLOSING.......................................   4
  2.1                     Closing.......................................   4
  2.2                     Conveyances at Closing........................   4
  2.3                     Offset........................................   5
  2.4                     Contracts.....................................   5
  2.5                     Possession....................................   5
  2.6                     Liabilities and Costs.........................   5

ARTICLE 3                 REPRESENTATIONS AND WARRANTIES OF SELLER......   5
  3.1                     Organization of Seller........................   5
  3.2                     Authorization.................................   5
  3.3                     Taxes.........................................   6
  3.4                     No Undisclosed Liabilities....................   6
  3.5                     Assets........................................   6
  3.6                     Trademarks, Etc...............................   6
  3.7                     Title to Purchased Assets, Etc................   6
  3.8                     Contracts and Commitments.....................   7
  3.9                     Litigation, Proceedings and Applicable Law....   7
  3.10                    Compliance with Law...........................   7
  3.11                    No Conflict or Violation......................   7
  3.12                    Insurance.....................................   8
  3.13                    Consents and Approvals........................   8
  3.14                    Licenses, Permits and Authorizations..........   8
  3.15                    Purchase Entirely for Own Account.............   8
  3.16                    Investment Experience.........................   8
  3.17                    Restricted Securities.........................   8
  3.18                    Receipt of Information........................   9
  3.19                    Disclosure....................................   9
  3.20                    Survival of Representations and Warranties....   9

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

                                                                         Page
                                                                         ----

ARTICLE 4                 REPRESENTATIONS AND WARRANTIES OF BUYER.......   9
  4.1                     Organization of Buyer.........................   9
  4.2                     Authorization.................................   9

ARTICLE 5                 ACTIONS BY SELLER AND BUYER PRIOR TO
                          THE CLOSING...................................   10
  5.1                     Maintenance of Assets.........................   10
  5.2                     Investigation by Buyer........................   10
  5.3                     Consents and Best Efforts.....................   10

ARTICLE 6                 CONDITIONS TO BUYER'S OBLIGATIONS.............   10
  6.1                     Representations, Warranties and Covenants.....   10
  6.2                     Consents......................................   11
  6.3                     Material Changes..............................   11
  6.4                     No Governmental Proceeding or Litigation......   11
  6.5                     Certificates..................................   11

ARTICLE 7                 ACTIONS BY SELLER AND BUYER AFTER
                          THE CLOSING...................................   11
  7.1                     Books, Records and Employees..................   11
  7.2                     Indemnification...............................   12
  7.3                     Further Assurances............................   13
  7.4                     Bulk Sales....................................   13
  7.5                     Taxes and Other Costs.........................   13
  7.6                     Noncompetition................................   13

ARTICLE 8                 MISCELLANEOUS.................................   13
  8.1                     Termination...................................   13
  8.2                     Survival of Representations and Warranties....   14
  8.3                     Assignment....................................   14
  8.4                     Notices.......................................   14
  8.5                     Choice of Law.................................   14
  8.6                     Entire Agreement; Amendments and Waivers......   14
  8.7                     Multiple Counterparts.........................   15
  8.8                     Expenses......................................   15
  8.9                     Invalidity....................................   15
  8.10                    Headings......................................   15

                                    EXHIBITS
                                    --------

Exhibit A        Term Sheet

Exhibit B        Technology License Agreement

Exhibit C        Sub License

Exhibit D        List of Assets

Exhibit E        Bill of Sale

Exhibit F        Assignment of Intangible Assets by Hucon Limited, Stephen M.
                 Williams and David Graebener to American Technology Corporation

Exhibit F-1      Assignment of Intangible Assets by David Graebener to American
                 Technology Corporation

Exhibit G        Certificate of Performance

Exhibit H        Assignment and Consent of License by Hucon Limited to American
                 Technology Corporation

Exhibit I Assignment and Consent of License by Bohlender-Graebener Corporation to American Technology Corporation

Exhibit J        Trademark Assignment


                                   SCHEDULES
                                   ---------

Schedule 3.4     Liabilities

Schedule 3.6     Trademarks, Etc.

Schedule 3.8     Contracts and Commitments

Schedule 3.12    Insurance Policies

Schedule 3.13    Consents and Approvals

Schedule 3.14    Licenses, Permits and Authorizations

                           ASSET PURCHASE AGREEMENT


     This agreement ("Agreement") is made as of April 11, 2000 at San Diego, California by and between American Technology Corporation, a Delaware corporation ("Buyer") Hucon Limited, a Washington corporation ("Hucon"), Stephen
M. Williams ("Williams") and David Graebener ("Graebener"). Hucon, Williams and Graebener shall collectively be referred to herein as "Seller".

                                   RECITALS

     A. Hucon, Buyer, Williams and Graebener have entered into that certain binding Term Sheet dated February 25, 2000 attached hereto as Exhibit A (the "Term Sheet") with regard to certain technology developed by Graebener and held or owned by Seller, all as described therein (the "Technology"), and Hucon and Bohlender-Graebener Corporation ("BG") have entered into a Technology License Agreement effective February 1, 2000, a copy of which is attached hereto as Exhibit B (the "BG License").

     B. Seller owns certain assets, proprietary rights and intellectual property described in the Term Sheet, including all patent rights, trade secrets, know how, trademarks, service marks, trade names and all intellectual property rights to the Technology and to the BG License (collectively, the "Proprietary Rights"), and the Seller wishes to transfer all of such assets and rights to the Technology and the BG License to Buyer, and Buyer desires to purchase such assets and rights.

     C. The Technology, the Proprietary Rights, and the BG License shall all collectively be referred to herein as the "Assets".

     D. Seller desires to sell and assign, and Buyer desires to purchase these Assets of Seller, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, including all other documents incorporated by reference, the parties agree as follows:


                                   ARTICLE 1

                          PURCHASE AND SALE OF ASSETS


     1.1   Transfer of Assets. Upon the terms and subject to the conditions
           ------------------
contained herein, on the Closing Date (hereafter defined), Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire, effective as of the Closing Date, the Assets of Seller, which shall include:

           (a)   the Technology, as described in the Term Sheet;

           (b) the Proprietary Rights, as described in the Term Sheet, and any other tangible personal property related thereto, including planar magnetic transducer technologies that do not use strip laminated non-etched diaphragms developed by Graebener;

           (c) Seller's rights under the BG License, including the sole source contract with Graphic Packaging, all of which is attached hereto and made a part hereof by this reference as Exhibit B;

           (d) Any and all intellectual property, including any such intellectual property owned by Graebener, or owned by Hucon, or owned by Williams, whether individually or in any collective manner, related to the Technology, the Proprietary Rights and the BG License, including but not limited to patent rights, trade secrets, trade names, trademark rights, trademarks, market research, contact lists, marketing materials, business plans, and all other rights and assets described and listed in the Terms Sheet under the bullet points under the heading Technology Description in the Term Sheet, and all other trade names, supplies, materials, contracts, licenses, deposits, and rights to claims to refunds and adjustments of any kind relating to the Assets, and other intangible assets used or related to the Assets.

All of the above shall collectively be referred to hereafter as the "Assets."

     1.2   Liabilities. Buyer shall not assume any liabilities of Seller, and
           -----------
Seller shall indemnify Buyer against any unassumed liabilities of Seller as provided in Section 7.2. Buyer may enter into a subLicense with BG under the License for the Premises with Seller in the form attached hereto as Exhibit C. Without limiting the foregoing, Buyer shall not be responsible for any business, property, occupation, withholding, or similar tax, or any taxes of any kind relating to any period before the Closing Date, or for payments of amounts due under any contract or License for equipment, on or before the Closing Date.

     1.3   Noncompete. As an essential part of this sale, and to protect the
           ----------
value of the assets being purchased, Hucon agrees not to compete with Buyer in the sound, acoustic or a related systems business on the terms described in
Section 7.6 of this Agreement.

     1.4   Purchase Price.
           --------------

           (a) Upon the terms and subject to the conditions contained herein, the purchase price to be paid by Buyer to Seller for the sale, transfer, assignment, conveyance and delivery of the Assets, and which Seller shall allocate among themselves as they shall agree, except as provided in Sections 1.4(a) 5 and (b) herein, shall be an amount equal to:

                 1. $50,000 paid to Hucon as a cash option fee, which Buyer has already paid;

                 2.     $50,000 cash at Closing to Hucon;

                 3. $100,000 cash paid directly to BG on behalf of Seller, as the initial $100,000 payment required under the BG License, which payment has already been paid by Buyer to BG;

                 4. $100,000 cash to be paid to Seller within seven (7) days from the date of Closing;

                 5. Two Hundred Thousand (200,000) shares of Buyer's common stock for which certificates representing such common stock shall be issued and registered to the following parties in the following amounts: One Hundred Thousand (100,000) shares of common stock to Williams and One Hundred Thousand (100,000) shares of common stock to Graebener, which is due to Seller upon Buyer's receipt of (i) the fully executed BG License, (ii) a consent to the transfer of the BG License, fully executed by BG, in the form attached hereto as
Exhibit I, and (iii) two fully executed full and unrestricted Transfer and Assignment to Buyer of all rights of Graebener and Hucon/Williams in the Assets; and (iv) a fully executed and notarized Trademark Assignment in the form attached hereto as Exhibit J, and

           (b) Subject to the performance milestones described below, Two Hundred Thousand (200,000) shares of Buyer's common stock, for which certificates representing such common stock shall be issued and registered to the following parties in the following amounts: One Hundred Thousand (100,000) shares of common stock to Williams and One Hundred Thousand (100,000) shares of common stock to Graebener, provided that any of such shares which have not been earned on or before the fourth anniversary date of this Agreement shall no longer be due or owing to Seller, and in addition, Seller agrees to assume the financial liabilities of Buyer to Bohlender-Graebener Corporation assumed herein under the Technology Transfer Agreement at Exhibit B herein by Buyer, and provided further that Williams and Graebener shall agree to pledge to the Company, which shall take possession of the certificates therefore and hold them in escrow at the Company, such number of the Two Hundred Thousand (200,000) shares of Buyer's common stock described herein as Buyer shall determine to secure any monetary or financial defaults or liabilities of each of the Sellers in connection with the Technology Transfer Agreement at Exhibit B in the event of a default or failure to pay by any of the Sellers under the Technology Transfer Agreement:

                 1. 50,000 shares shall be earned by Seller for each $1,000,000 of gross revenues generated to Buyer from sales, licenses or other proceeds generated from the Technology.

           (c) On the Closing Date, Seller shall deliver all of the executed documents and agreements required under this Agreement, and Buyer shall deliver all payments due at the Closing.

     1.5   Allocation of Consideration. The purchase price to be paid by Buyer
           ---------------------------
pursuant to this Agreement shall be allocated to the assets purchased as follows:

           (a) for the Assets other than those listed below, all of the consideration hereunder, less $20,000;

           (b) for the noncompetition agreement, Buyer shall pay a total consideration of $10,000; and

           (c) for the trade name and other intangible assets, Buyer shall pay a total consideration of $10,000;

           (d) Buyer and Seller agree that all transactions under this Agreement shall be reported for federal and state tax purposes in accordance with the allocations set out in this Section 1.5.


                                   ARTICLE 2

                                    CLOSING


     2.1   Closing. The Closing of the transactions contemplated herein (the
           -------
"Closing") shall be held at San Diego, California on April 11, 2000 (the "Closing Date"), or on such other date as the parties mutually agree, at the offices of Procopio, Cory, Hargreaves & Savitch LLP. (unless the parties hereto otherwise agree).

     2.2   Conveyances at Closing.
           ----------------------

           (a) To effect the transfer of Assets referred to in Section 1.1 hereof, Seller will, on the Closing Date, deliver to Buyer:

                 (i) a bill of sale conveying in the aggregate all personal property included in the Assets free and clear of all mortgages, liens, pledges, encumbrances or claims, in the form of Exhibit E attached hereto;

                 (ii) assignments of all of the intangible property and intellectual property included in the Assets, and any other contracts, copyrights, trademarks, trade names, service marks, and applications for any of the foregoing, substantially in the form of Exhibit F attached hereto;

                 (iii) all of the Seller's books, records and files relating to the Assets;

                 (iv) the original subLicense (the "License") in the form as attached hereto as Exhibit C;

                 (v) if requested by Buyer, an assignment and consent of License, executed by Seller and Landlord, in the form attached hereto as Exhibit H;

                 (vi) all documents necessary to transfer to Buyer the fictitious business name "Great American Sound Company" and "The G.A.S. Company"; and

                 (vii) all such other documents or instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Assets of the Business in accordance with the provisions hereof.

           (b) On and after the Closing Date, Buyer is irrevocably appointed Seller's attorney-in-fact, without further notice to Seller, to collect all accounts receivable arising from services performed and products sold relating to the Assets on or after the Closing Date, to endorse Seller's name on such receivables, and to take any other reasonable action to collect receivables arising from the Assets as of the Closing Date.

           (c) All instruments executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer.

     2.3   Offset. On or after the Closing Date, Buyer shall have the right to
           ------
offset against and deduct (i) first from the consideration for the Assets described in Section 1.4(b), and then from any other consideration owed to Seller (ii) second from any compensation due to Williams, and (iii) third from any compensation due to Graebener, any amounts paid by, or to be paid by, Buyer for the obligations of Seller not assumed by Buyer. In the event of offsets under (ii) above, such offsets shall be deducted from the above amounts due to Williams or Graebener under their employment agreements with Buyer, provided such invoices or claims are first sent to Seller and Seller has had thirty (30) days to pay such obligations. Such obligations shall include, but are not limited to, any tax amounts owed by Seller arising from transactions on or before the Closing Date, and from any losses arising from any breaches of representations, warranties, indemnities or other provisions of this Agreement.

     2.4   Contracts. Seller shall also take any action necessary to transfer to
           ---------
Buyer any contracts currently owned by Seller relating to the Assets.

     2.5   Possession. Buyer shall take possession of the Assets on the Closing
           ----------
Date.

     2.6   Liabilities and Costs. Seller shall pay all federal and state sales
           ---------------------
taxes and payroll taxes, including taxes owed to the Internal Revenue Service and the state taxing agencies, through February 25, 2000, including any other taxes which may adversely effect the transfer of the Assets from Seller to Buyer. Personal property taxes, insurance, payroll taxes and other applicable taxes are to be prorated to Closing Date, with Seller paying all such obligations accruing prior to Closing Date and Buyer responsible for payment of all obligations accruing after such Closing Date.


                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF SELLER


     Hucon, Williams and Graebener each hereby represent and warrant to Buyer:

     3.1   Organization of Seller. Hucon is duly organized, validly existing and
           ----------------------
in good standing under the laws of the State of Washington and has full corporate power and authority to conduct its business as it is presently being conducted and to own and License the properties and Assets. The ownership of none of the Assets requires any document, agreement, qualification, licensing or approval which is not being transferred to Buyer under this Agreement.

     3.2   Authorization. Seller has full power and authority to enter into this
           -------------
Agreement, to consummate the transactions contemplated hereby and to perform their obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly authorized by all requisite corporate action on the part of Hucon. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller enforceable against it in accordance with its terms.

     3.3   Taxes. Seller has duly and timely filed all federal, state and local
           -----
tax reports and returns required to be filed by it in connection with the Assets, and all taxes and levies of every kind, character or description, shown by such reports or returns to be due and payable, or which were or are otherwise due and payable, have been paid. No taxing authority has asserted any claim for the assessment of any additional tax liability. Seller has duly withheld and, if payable, paid all taxes which it is required to withhold from, and pay relating to, salaries or compensation paid to employees of its business.

     3.4   No Undisclosed Liabilities. There are no liabilities, obligations or
           --------------------------
commitments of any nature (absolute, accrued, contingent or otherwise) (herein "Liabilities") relating to the Assets, except Liabilities which have been disclosed in Schedule 3.4 attached hereto.

     3.5   Assets. To the best of their knowledge, (i) the Technology has
           ------
significant future value and no third party has any rights to the Technology or rights to use, make or sell products based on the Technology, (ii) the rights of Acoustic Technologies, Inc. and Dai Ichi do not interfere with or adversely affect the rights of Buyer to the Technology or the Proprietary Rights, (iii) the payment of the amounts set forth in the letter to Graphic Packaging to BG dated February 11, 2000 shall provide Buyer with exclusive rights of BG under the Co-Operation Agreement with Graphic Packaging (formerly with Fort James Corporation), and that the Co-Operation Agreement with Fort James Corporation is the only agreement governing the supply of the film diaphragm from Graphic Packaging to BG, (iv) the supplier of the diaphragm is on a sole source basis and such supplier cannot produce such material for use by others for the same use, (v) the technology covered by the agreement with Acoustic Technologies, Inc. covers technology other than the Technology and Proprietary Rights being transferred by this Agreement, and (vi) the technology that is licensed by BG to Dai Ichi and Acoustic Technologies, Inc. is mature and held in the public domain. Exhibit D contains a list of all of the Assets. The Seller is in possession and operating control of all of the Assets.

     3.6   Trademarks, Etc. Schedule 3.6 hereto contains a list including all of
           ---------------
Seller's trademarks, trade names, service marks and registered copyrights, and applications therefor, including the name "The Great American Sound Company" and "The GAS Company", which are or have been used in connection with the Assets. Except as set forth on Schedule 3.6 hereto, Seller owns all items set forth on
Schedule 3.6 hereto, and such items are not subject to any licenses, liens, mortgages, pledges, encumbrances, claims, restrictions or charges of any kind. Except as set forth on Schedule 3.6 hereto, Seller has not been charged, nor to its best knowledge is it threatened to be charged, with infringement of, nor to its best knowledge has infringed, any unexpired patent, trademark, trademark registration, trade name, service mark, copyright, copyright registration or, other proprietary right of any party relating to or in connection with the Assets. To the best of their knowledge, Seller and Graebener owns or has the right to use without royalty or other charge, all know-how, processes, methods and designs relating to the Assets. The consummation of the transactions contemplated hereby will not alter or impair any of such rights.

     3.7   Title to Purchased Assets, Etc. Seller has good and marketable title
           ------------------------------
to all of the Assets described in this Agreement and listed on the attached Exhibits. None of the Assets is or will be subject to any mortgage, deed of trust, pledge, lien, security interest, encumbrance, claim, charge or material adverse interest of any kind or character of any other person or entity.

     3.8   Contracts and Commitments. Schedule 3.8 sets forth every written or
           -------------------------
oral commitment, contract or agreement, including but not limited to any license, License, permit, authorization or franchise, involving any obligation or liability relating to the Assets. Commitments, contracts and agreements set forth on Schedule 3.8 hereto are in full force and effect and have not been modified or amended in any material respect. Neither Seller, Williams or Graebener is (and to the best knowledge of Seller no other party is) in breach or violation of, or default under, and there is no valid basis for a claim of breach or violation of, or default under, any material agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which Seller, Williams or Graebener is a party (or is bound) which relates to the Assets or to which any of the Assets is subject, and no event has occurred which constitutes or, with the lapse of time or the giving of notice, or both, would constitute such a breach, violation or default by Seller, Williams or Graebener thereunder. Schedule 3.8 hereto also contains a list and brief description of all warranties and other commitments or obligations with respect to the return of, or service relating to, products manufactured or sold by Seller and relating to the Assets. Complete and correct copies of all contracts, commitments, agreements and Licenses set forth on Schedule 3.8 hereto have been delivered to Buyer.

     3.9   Litigation, Proceedings and Applicable Law. There are no material
           ------------------------------------------
actions, suits or proceedings pending or threatened, against or affecting any of the Assets or the consummation of the transactions contemplated hereby, at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, and there is no valid basis for any such action, proceeding or investigation. Buyer is assuming no liability with respect to any such action, suit or proceeding arising out of transactions, acts or omissions occurring prior to the Closing Date. No such action, suit or proceeding will have a material adverse effect on the Assets or the condition (financial or otherwise), business, operations, properties, assets, prospects, technology or relations with customers, suppliers, distributors or employees of Buyer as a result of the purchase of the Assets. There are no product liability, warranty or similar claims, actions, litigation or other proceedings relating to the Assets or products manufactured or sold, or services rendered, by the Seller relating to the Assets which involve any claim for injunctive relief (whether temporary or permanent) and which have arisen within three (3) years prior to the date hereof.

     3.10  Compliance with Law. Seller is in compliance, in all material
           -------------------
respects, with all applicable statutes, rules, regulations, ordinances, codes, orders, licenses, franchises, permits, authorizations and concessions, as such apply to the Assets, including but not limited to, the intellectual property, computer software and programs, and other intangible property, any applicable state or federal patent, trademark, copyright, or other similar right or filings. The Seller has received no notification alleging any violation of any of the foregoing within the last three years or with respect to which adequate corrective action has not been taken.

     3.11  No Conflict or Violation. Neither the execution and delivery of this
           ------------------------
Agreement nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Seller, (ii) a breach or default under any term or provision of any contract, agreement, License, commitment, license, franchise, permit, authorization or concession to which Seller is a party or by which the Assets are bound, or an event which with notice, lapse of time, or both, would result in any such breach or default, except for commitments, contracts or agreements identified on Schedule 3.8 hereto and noted thereon as requiring the consent of a third party, (iii) a violation by Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or an event which with notice, lapse of time or both would result in any such violation, or (iv) an imposition of any lien, mortgage, pledge, easement, encumbrance, claim, restriction or charge on the business of Seller or on any of the Assets, or an event which with notice, lapse of time or both would result in any such imposition.

     3.12  Insurance. Schedule 3.12 hereto contains a copy of each insurance
           ---------
policy maintained by Seller in connection with the Assets, if any, and a list of individual claims in excess of One Thousand Dollars ($1,000), and similar claims in excess, in the aggregate, of Five Thousand Dollars ($5,000) during any 12-month period, made against the Assets within three (3) years prior to the date hereof, under any insurance policies.

     3.13  Consents and Approvals. Except as set forth on Schedule 3.13 hereto,
           ----------------------
no consent, approval or authorization of, or declaration or filing of registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     3.14  Licenses, Permits and Authorizations. Schedule 3.14 hereto contains a
           ------------------------------------
list of all approvals, authorizations, consents, licenses, franchises, orders and other permits of, and filings with, any governmental authority, whether foreign, federal, state or local, which are required for the ownership of the Assets. All such approvals, authorizations, consents, licenses, orders and permits are in full force and effect.

     3.15  Purchase Entirely for Own Account. All of the common stock to be
           ---------------------------------
acquired by Seller ("the Securities") is being acquired for investment for each of Hucon's, Williams' and Graebener's own accounts and not with a view to the distribution of any part thereof. The Seller has no present intention of selling, granting any participation in, or otherwise distributing the Securities in a manner contrary to the Securities Act of 1933 ("Securities Act") or any other applicable federal or state securities laws.

     3.16  Investment Experience. Seller acknowledges that the Securities are a
           ---------------------
speculative risk and that Seller is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment (including possible complete and total loss of such investment) for an indefinite period of time, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the acquisition of the Securities in connection with this Agreement. Hucon represents it has not been organized for the purpose of acquiring the Securities. Seller understands that while Buyer has agreed to use its best efforts to register the common stock of Buyer in accordance with the Term Sheet, the Securities have not been registered under the Securities Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance of the Buyer on such exemptions is predicated upon the accuracy of Seller's representations and warranties contained in this Agreement.

     3.17  Restricted Securities. The Seller understands that the Securities are
           ---------------------
characterized as "restricted securities" under the federal securities laws since they are being acquired from

Buyer in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be transferred or resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Seller represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and that a standard legend will be placed on the certificates evidencing the Securities.

     3.18  Receipt of Information. Seller has received all the information it
           ----------------------
considers necessary or appropriate for deciding whether to acquire the Securities of Buyer pursuant to this Agreement. Hucon, Williams and Graebener further represent that they have each had an opportunity to ask questions and receive answers from the Buyer regarding the Securities of Buyer and the business, properties, prospects and financial condition of the Buyer, have read and reviewed the Buyer's Form 10-K Annual Report for the fiscal year ending September 30, 1999, the Form 10-K/A Annual Report for the same period, and the Form 10-Q for the quarter ended December 31, 1999 and all such other reports as filed with the SEC as Seller has deemed necessary or desirable, and have had an opportunity to obtain additional information (to the extent the Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

     3.19  Disclosure. No representation or warranty of Seller contained in this
           ----------
Agreement, and no statement contained in any certificate, schedule, list or other writing furnished to Buyer pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Seller which is not disclosed therein or in the Exhibits hereto which materially and adversely affects the Assets.

     3.20  Survival of Representations and Warranties. All covenants,
           ------------------------------------------
representations and warranties shall survive the consummation of the transactions contemplated hereunder and the termination of and disbursement of common stock hereunder.


                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER


     Buyer hereby represents and warrants to Seller as follows:

     4.1   Organization of Buyer. Buyer is duly organized, validly existing and
           ---------------------
in good standing under the laws of the State of Delaware.

     4.2   Authorization. Buyer has full corporate power and authority to enter
           -------------
into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable against it in accordance with its terms.

                                   ARTICLE 5

                          ACTIONS BY SELLER AND BUYER

                             PRIOR TO THE CLOSING


     Seller and Buyer covenant as follows for the period from the date hereof through the Closing Date:

     5.1   Maintenance of Assets. Seller shall diligently preserve the Assets in
           ---------------------
the ordinary course and in the manner heretofore conducted and shall use its best efforts to maintain the relationships and contacts with suppliers, customers, potential customers and others having business relations regarding the Assets. Without limiting the generality of the foregoing, Seller shall (i) maintain the Assets in their current state of repair, (ii) in the event of casualty loss to any of such assets, to the extent permitted under applicable contracts or Licenses, and with Buyer's consent, transfer the insurance proceeds, or the rights thereto, to Buyer at the Closing.

     5.2   Investigation by Buyer. Seller shall allow Buyer, at its own expense,
           ----------------------
during regular business hours, prior to the Closing Date, through Buyer's employees, agents and representatives, to make such investigation of the business, properties, plants, books and records relating to the Assets, and similar information, and to conduct such examination (including an examination of the audit work papers of any independent accountant) of the condition (financial or otherwise) of the Assets as Buyer deems necessary or advisable to familiarize itself with such Assets, and to verify the representations and warranties of Seller hereunder, and the purchase of the Assets shall be subject to Buyer's approval of all of the above.

     5.3   Consents and Best Efforts. Seller shall obtain all consents,
           -------------------------
approvals and agreements of, and to give all notices and make all filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the full and complete sale, conveyance, assignment, or transfer of all of the Assets. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby.


                                   ARTICLE 6

                       CONDITIONS TO BUYER'S OBLIGATIONS


     The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     6.1   Representations, Warranties and Covenants. All representations and
           -----------------------------------------
warranties of Hucon, Williams and Graebener contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, Seller shall have performed all agreements and covenants required hereby to be performed by them prior to or at the Closing Date. On the Closing Date, there shall be delivered to Buyer a certificate (dated as of the Closing Date and signed by Graebener and the President of Hucon to the foregoing effect, substantially in the form of the certificate set forth in Exhibit G hereto.

     6.2   Consents. All consents, approvals and waivers from third parties and
           --------
governmental authorities and other parties, necessary to permit Seller to transfer the Assets to Buyer as contemplated hereby, or necessary to permit Buyer to fully own and use the Assets, shall have been obtained.

     6.3   Material Changes. Since the date hereof, there shall not have been
           ----------------
any material adverse change in the condition (financial or otherwise) of the Assets, liabilities, reserves, business, properties, operations, technology, employee relations, customer, supplier or distributor relations, or prospects of the Assets. For the purposes of this Agreement, a "material adverse change" shall include, without limitation, any development or discovery of any material contingent or other liability not described in the Schedules to this Agreement, which might materially adversely affect the business, properties, assets, operations, technology, prospects or relations with customers, suppliers, or distributors relating to the Assets.

     6.4   No Governmental Proceeding or Litigation. No suit, action,
           ----------------------------------------
investigation, inquiry or other proceeding by any governmental authority or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially and adversely to affect the right or ability of Buyer to own, operate or possess after the closing, or the value after the Closing, of the Assets being acquired by Buyer hereunder or which could reasonably be expected to result in any material liability of Buyer.

     6.5   Certificates. Seller shall furnish Buyer with such certificates of
           ------------
Seller's officers and others to evidence compliance with the conditions set forth in this Article 6 as may be reasonably requested by Buyer.


                                   ARTICLE 7

                 ACTIONS BY SELLER AND BUYER AFTER THE CLOSING


     7.1   Books, Records and Employees. Seller and Buyer agree that so long as
           ----------------------------
any books, records and files retained by Seller relating to the Assets, or the books, records and files delivered to Buyer hereunder, to the extent that they pertain to the Assets prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right to inspect and to make copies of the same at any time during business hours for any proper purpose. Neither of the parties hereto will destroy, without first having offered to deliver to the other party, any of such books, records and files for a period of seven (7) years. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all books, records, information and employees (without substantial disruption of employment) necessary and useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books, records, information or employees for any reasonable business purpose. The party requesting any such books, records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation, attorneys' fees, but excluding reimbursement for the salaries and employee benefits) reasonably incurred in connection with providing such books, records, information or employees.

     7.2   Indemnification.
           ---------------

           (a)   By Hucon, Williams and Graebener. Hucon, Williams and
                 --------------------------------
Graebener, jointly and severally, shall indemnify, save and hold harmless Buyer and its and their respective employees, representatives, officers, directors and agents from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third-party claims), including without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred in connection with or arising out of or resulting from or incident to: (i) any breach of any agreement, covenant or warranty, or the inaccuracy of any representation, made by Seller or any of them in or pursuant to this Agreement, or (ii) any liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise) of Seller or relating to the Assets and not specifically assumed by Buyer pursuant to this Agreement.

           (b)   Defense of Claims. If any lawsuit or enforcement action is
                 -----------------
filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to indemnifying party as promptly as practicable (and in any event within fifteen (15) days after the service of the citation or summons); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to such indemnified party that such indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

           (c)   Product and Warranty Liability. The provisions of this Section
                 ------------------------------
7.2 shall cover, without limitation, all obligations and liabilities of whatsoever kind, nature or description relating, directly or indirectly, to product or warranty liability, litigation or claims against the Buyer in connection with, arising out of, or relating to products sold or services performed prior to the Closing Date.

           (d)   Brokers and Finders. Pursuant to the provisions of this Section
                 -------------------
7.2 Seller shall indemnify, hold harmless and defend Buyer from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of other forms of compensation which may be due or payable from or by Seller, or may have been earned by any third party acting on behalf of Seller in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

     7.3   Further Assurances.
           ------------------

           (a) On and after the Closing Date, Seller and Buyer will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, putting Buyer in possession and operating control of the Assets.

     7.4   Bulk Sales. Buyer and Seller hereby waive compliance with Division 6
           ----------
of the California commercial code, of the bulk transfer contemplated by this Agreement.

     7.5   Taxes and Other Costs. Seller shall pay when due all foreign,
           ---------------------
federal, state or local taxes measured by or with respect to the income or gross receipts of the Seller prior to the Closing Date or resulting from the sale to Buyer of the Assets. Personal property taxes relating to the Assets shall be prorated between Seller and Buyer as of the Closing Date (with Seller being responsible for such items for all periods ending on or before the Closing Date and Buyer being responsible for such items thereafter), and Seller and Buyer each agree to pay its respective share of such items when due. Buyer shall not be liable or responsible for any business, property, occupation, withholding or similar tax, or any taxes of any kind related to any period before the Closing Date, and Seller agrees to pay such charges on or before the Closing Date.

     7.6   Noncompetition. Seller agrees that it shall not at any time within
           --------------
the three (3) year period immediately following the Closing Date, directly or indirectly, engage in, or have any interest in any person, firm, corporation or business (whether as an employee, officer, director, agent, creditor, consultant, or otherwise) that engages in (i) a business involving the direct or indirect use of the "Assets" as defined herein and which Buyer is acquiring;
(ii) a business involving parametric speakers; or (iii) a business involving electrostatic speakers, within the United States, Japan and Taiwan, or which is otherwise the same as, similar to, or competitive with any activity now engaged in by Seller.


                                   ARTICLE 8

                                 MISCELLANEOUS


     8.1   Termination. If any condition precedent to Buyer's obligations
           -----------
hereunder not satisfied and such condition is not waived by Buyer at or prior to the Closing Date, Buyer may terminate this Agreement at its option by notice to Seller. In the event of the termination of this Agreement, all cash or other payments made to Seller or to BG on Seller's behalf shall be returned to Buyer, and neither party shall have any further liability hereunder of any nature whatsoever to the other party, including any liability for damages, unless either party is in default under its obligations hereunder, in which event the party in default shall be liable to the other party for such default. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

     8.2   Survival of Representations and Warranties. All of the
           ------------------------------------------
representations and warranties contained in this Agreement and in any Certificate delivered pursuant hereto shall survive the Closing.

     8.3   Assignment. Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by Seller without the prior written consent of Buyer, or by Buyer without the prior written consent of Seller, provided that Buyer may assign such rights and obligations so long as such assignee agrees in writing to be bound by the applicable terms and conditions of this Agreement and Buyer remains liable for its obligations to Seller hereunder.

     8.4   Notices. Unless otherwise provided herein, any notice, request,
           -------
instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

     If to Seller:      Hucon Limited
                        1218 Third Avenue, Ste. 1313
                        Seattle Washington 98101
                        Attn: Stephen M. Williams, President

     If to Buyer:       American Technology Corporation
                        13113 Evening Creek Drive South
                        San Diego, California 92128
                        Attn: Cornelius J. Brosnan, President

     With a copy to:    Michael J. Kinkelaar, Esq.
                        Procopio, Cory, Hargreaves and Savitch LLP
                        530 B Street, Suite 2100
                        San Diego, California 92101

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     8.5   Choice of Law. This Agreement shall be construed, interpreted and the
           -------------
rights of the parties determined in accordance with the laws of the State of California and the exclusive venue for any proceedings, suits or claims hereunder shall be San Diego, California. Each party has consulted with, or has had the opportunity to consult with, such party's legal counsel prior to signing this Agreement.

     8.6   Entire Agreement; Amendments and Waivers. This Agreement, together
           ----------------------------------------
with all exhibits and schedules hereto, constitutes the entire Agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     8.7   Multiple Counterparts. This Agreement may be executed in one or more
           ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.8   Expenses. Except as set forth below, each party hereto shall pay its
           --------
own expenses incident to this Agreement and to action taken in preparation for carrying this Agreement into effect.

     8.9   Invalidity. In the event that any one or more of the provisions
           ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     8.10  Headings. The headings of the Articles and Sections herein are
           --------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf by their respective officers, thereunto duly authorized, in multiple originals, all as of the day and year first above written.

                        SELLER

                        Hucon Limited


                        By:  /s/ Stephen M. Williams
                             -------------------------
                                 Stephen M. Williams


                             /s/ Stephen M. Williams
                             -------------------------
                                 Stephen M. Williams

                             /s/ David Graebener
                             -------------------------
                                 David Graebener


                        BUYER

                        American Technology Corporation


                        By:  /s/ Cornelius J. Brosnan
                             -------------------------
                                 Cornelius J. Brosnan